EXHIBIT 99.1

                 Shoe Pavilion Reports Profit for the
             Second Quarter and First Six Months of 2004

    PINOLE, Calif.--(BUSINESS WIRE)--Aug. 4, 2004--Shoe Pavilion, Inc. (Nasdaq SmallCap Market:SHOE) today announced net income of $694,000 or $0.10 per share, for the second quarter ended July 3, 2004 compared to a net loss of $231,000 or ($0.03) per share, for the second quarter of 2003. Net income for the six months ended July 3, 2004 was $1.0 million or $0.15 per share, compared to a net loss of $1.5 million or ($0.23) per share, for the same period in 2003.
    Comparable store net sales increased 1.6% for the second quarter ended July 3, 2004 from the same period last year. Net sales for the second quarter ended July 3, 2004 decreased 2.0% to $20.7 million from $21.2 million for the same period last year.
    Comparable store net sales for the six months ended July 3, 2004 increased 3.7% from the same period last year. Net sales for the six months ended July 3, 2004 increased 1.4% to $40.3 million from $39.7 for the same period last year.
    Gross profit as a percentage of net sales increased to 35.4% and 34.7% for the second quarter and six months ended July 3, 2004, respectively, from 29.0% and 26.1%, respectively, for the same periods last year. This improvement in gross profit was in part due to fewer markdowns taken in the first six months of 2004.
    During the quarter ended July 3, 2004 the Company closed two stores in which the leases had expired. Since the end of the quarter the Company opened two stores in Arizona, bringing the total number of stores the Company operates to 85. The Company plans to open two more stores in Arizona this year.

    Shoe Pavilion is an independent off-price footwear retailer on the West Coast. It offers a broad selection of women's, men's and children's designer label and name brand footwear such as Converse, Reebok, Skechers and Nine West, typically at 20% to 60% below department store regular prices for the same shoes. The Company has 85 stores in California, Washington, Oregon and Arizona.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause the Company's actual results to differ materially from management's current expectations. These factors include, without limitation, competitive pressures in the footwear industry, changes in the level of consumer spending on or preferences in footwear merchandise, economic and other factors affecting retail market conditions, the Company's ability to purchase attractive name brand merchandise at reasonable discounts, the availability of desirable store locations as well as management's ability to negotiate acceptable lease terms and maintain supplier and business relationships and open new stores in a timely manner. Other risk factors are detailed in the Company's filings with the Securities and Exchange Commission. The Company intends these forward-looking statements to speak only at the time of this release and does not undertake to revise or confirm them as more information becomes available.


                          Shoe Pavilion, Inc.
            Condensed Consolidated Statements of Operations
                              (Unaudited)

(In thousands, except per share amounts and number of stores)

                                    Thirteen weeks   Twenty-six weeks
                                         ended             ended
                                   ----------------- -----------------
                                    July 3, June 28,  July 3, June 28,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------

Net sales                          $20,729  $21,162  $40,302  $39,745
Cost of sales and related
 occupancy expenses                 13,383   15,030   26,331   29,376
                                   -------- -------- -------- --------
         Gross profit                7,346    6,132   13,971   10,369
Selling, general and
 administrative expenses             6,120    6,427   12,089   12,801
                                   -------- -------- -------- --------
         Income (loss) from
          operations                 1,226     (295)   1,882   (2,432)
Interest expense                       (70)     (89)    (142)    (149)
                                   -------- -------- -------- --------
Income (loss) before income taxes    1,156     (384)   1,740   (2,581)
Income tax benefit (expense)          (462)     153     (694)   1,032
                                   -------- -------- -------- --------
Net income (loss)                     $694    ($231)  $1,046  ($1,549)
                                   ======== ======== ======== ========

Earnings (loss) per share:
 Basic                               $0.10   $(0.03)   $0.15   $(0.23)
 Diluted                             $0.10   $(0.03)   $0.15   $(0.23)

Weighted average shares
 outstanding:
 Basic                               6,800    6,800    6,800    6,800
 Diluted                             6,925    6,800    6,852    6,800

Stores operated at end of period                          83       87


                          Shoe Pavilion, Inc.
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

(In thousands, except share data)
                                                  July 3,  January 3,
                                                   2004       2004
                                                ---------- ----------
                    ASSETS
CURRENT ASSETS:
     Cash                                            $944     $1,034
     Receivables                                       39        130
     Income tax receivables                             4         13
     Inventories                                   33,080     26,960
     Deferred income taxes                          1,966      1,966
     Prepaid expenses                               1,717      1,521
                                                ---------- ----------
            Total current assets                   37,750     31,624
                                                ---------- ----------

Property and equipment, net                         2,734      3,080
Deferred income taxes and other                     1,586      1,605
                                                ---------- ----------
            TOTAL                                 $42,070    $36,309
                                                ========== ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Borrowings under credit agreement             $4,300     $5,045
     Accounts payable                              11,131      6,720
     Accrued expenses                               4,350      3,680
     Current portion of capitalized lease
      obligations                                     170          -
                                                ---------- ----------
            Total current liabilities              19,951     15,445

Deferred rent                                       1,976      1,767
Commitments and contingencies                           -          -

STOCKHOLDERS' EQUITY:
      Preferred stock -- $.001 par value;
       1,000,000 shares authorized; no shares
       issued or outstanding                            -          -
      Common stock -- $.001 par value:
       15,000,000 shares authorized; 6,800,000
       shares issued and outstanding                    7          7
      Additional paid-in capital                   13,967     13,967
      Retained earnings                             6,169      5,123
                                                ---------- ----------
            Total stockholders' equity             20,143     19,097
                                                ---------- ----------
            TOTAL                                 $42,070    $36,309
                                                ========== ==========


    CONTACT: Shoe Pavilion, Inc.
             John D. Hellmann, 510-222-4405